FOR IMMEDIATE RELEASE

July 7, 2009

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Closes $172.7 Million Common Stock Offering

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 122-year-old IBERIABANK and IBERIABANK fsb, announced today that it raised approximately $172.7 million through its previously announced public offering by issuing 4,427,500 shares of common stock, including 577,500 shares pursuant to the exercise of the underwriters’ over-allotment option. The net proceeds of the offering were approximately $164.5 million. Goldman, Sachs & Co., and Keefe, Bruyette & Woods acted as joint bookrunning lead managers, and Stifel Nicolaus & Company, Inc. acted as co-manager for the offering.

Daryl G. Byrd, President and Chief Executive Officer of the Company commented, “We are pleased with the investment community’s tremendous level of interest in our Company and recognition of the potential opportunities we face in this unparalleled operating environment.” Byrd continued, “We believe we occupy a unique position within our industry. The completion of this follow-on offering, which is our second capital raise within the last six months, further strengthens our Company to capitalize on those recruiting and acquisition opportunities.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A written prospectus for this offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended (other than a free writing prospectus as defined in Securities Act Rule 405) may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004 or by faxing (212) 902-9316, calling toll-free (866) 471-2526 or emailing Prospectus-ny@ny.email.gs.com or from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.

IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company with 152 combined offices, including 90 bank branch offices in Louisiana, Arkansas, Alabama, and Tennessee, one loan production office in Texas, 26 title insurance offices in Arkansas and Louisiana, and mortgage representative offices in 35 locations in eight states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.”

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, challenges posed by the current economic environment, disruptions in global financial markets, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, rapid changes in the financial services industry, exposure to intangible asset risk, and hurricanes and other adverse weather events. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.